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                                                                    EXHIBIT 3.83
                                                                    ------------

                             Amended and Restated
                           Articles of Incorporation
                                       of
                            Keystone Recovery, Inc.

                                   ARTICLE I
                                   ---------
                                      NAME
                                      ----

                     The name of the corporation shall be:

                            Keystone Recovery, Inc.

                                   ARTICLE II
                                   ----------
                                PRINCIPAL OFFICE
                                ----------------

     The place in the State of Ohio where the corporation's principal office is to be located is Middleburg Heights, in Cuyahoga County.

                                  ARTICLE III
                                  -----------
                                    PURPOSES
                                    --------

     The purpose(s) for which the corporation is organized is to engage in any lawful act, activity or business not contrary to and for which a corporation may be formed under the laws of the State of Ohio, and to have and exercise all powers, rights and privileges conferred by the laws of Ohio on corporations, including, but not limited to, buying, leasing or otherwise acquiring and holding, using or otherwise enjoying and selling, leasing or otherwise disposing of any interest in any property, real or personal, of whatever nature and wheresoever situated, and buying and selling stocks, bonds or any other security of any issuer as the corporation by action of its board of directors may, at any time and from time to time, deem advisable.

                                   ARTICLE IV
                                   ----------
                                AUTHORIZED STOCK
                                ----------------

     The maximum number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, which shares shall be designated as follows: ninety-five (95) shares shall be Class A Common Stock, without par value, and five (5) shares shall be Class B Common Stock, without par value.
The only difference between the rights associated with Class A Common Stock and Class B Common Stock shall be the preemptive rights applicable to each, as provided in Article VIII below.

                                   ARTICLE V
                                   ---------
                              CERTAIN TRANSACTIONS
                              --------------------

     No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified form entering into, any contract or other transaction to which the corporation is or may be a party. No contract or any other transaction to which the corporation is or may be a party shall be void or voidable for
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reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the board of directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such a contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm's length contract of transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the board of directors or any committee thereof which authorizes the contract or transaction.

                                   ARTICLE VI
                                   ----------
                                   REDEMPTION
                                   ----------

     The corporation by and through the board of directors is authorized, except to the extent prohibited by law, to repurchase, redeem or otherwise acquire, from time to time and at any time, shares of any class of capital stock issued by it.

                                  ARTICLE VII
                                  -----------
                                INDEMNIFICATION
                                ---------------

     (1) The corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

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     (2) The corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

     (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (1) and (2) of this Article VII, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

     (4) Any indemnification under paragraphs (1) and (2) of this Article VII, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (1) and (2) of this Article VII. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with any such action, suit, or proceeding;

          (b) If the quorum described in paragraph (4)(a) of this Article VII is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c)  By the shareholders or;

          (d) By the court of common pleas or the court in which such action, suit, or proceeding was brought.

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     Any determination made by the disinterested directors under paragraph
(4)(a) or by independent legal counsel under paragraph (4)(b) of this Article VII shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under paragraph (2) of this
Article VII, and within ten (10) days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in paragraphs (1) and (2) of this Article VII is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he or she agrees to do both of the following:

              (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interest of the corporatio n; and

              (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit or proceeding referred to in paragraphs (1) and (2) of this Article VII, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he or she is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this Article VII shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the corporations' articles of incorporation, regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this Article VII or any applicable law.

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Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of the corporation to indemnify persons pursuant to paragraphs (1) and (2) of this Article VII does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to paragraphs (5), (6), and (7) of this Article
VII. Paragraphs (1) and (2) of this Article VII do not create any obligation to repay or return payments made by the corporation pursuant to paragraphs (5),
(6), or (7).

     (9) The intent of this Article VII is to provide for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of Ohio. To the extent such law may be amended or supplemented from time to time, this Article VII shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                  ARTICLE VIII
                                  ------------
                                PREEMPTIVE RIGHT
                                ----------------

     Any provision of the Ohio Revised Code to the contrary notwithstanding, each common share shall entitle the holder to a preemptive right, for a period of sixty (60) days after notice from the corporation with respect to Class A Common Stock and 180 days after notice from the corporation with respect to Class B Common Stock, to subscribe for, purchase and otherwise acquire, on the same terms being offered, any theretofore unissued common shares of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of unissued common shares of the corporation or for the purchase of any shares, bonds, securities or obligations of the corporation which are convertible into or exchangeable for, or which carry and rights to subscribe for, purchase or otherwise acquire unissued common shares of the corporation, whether now or hereafter authorized or created, and whether the proposed issue, reissue, transfer or grant is for cash, property or other lawful consideration. After the expiration of the sixty
(60) day notice period applicable to holders of Class A Common Stock or the written waiver thereof by each holder of

     Class A Common Stock, any and all of such shares, rights options, warrants, bonds, securities or obligations of the corporation may be issued, reissued, transferred or granted by the board of directors, as the case may be, to any persons, parties, corporations and associations, and for such lawful consideration, and upon such terms, as the board of directors in its discretion may determine; provided, however, that any such transaction shall in no way limit the preemptive rights of holders of Class B Common Stock in the event such transaction takes place prior to the expiration of the 180 day notice period applicable to holders of Class B Common Stock or the date such preemptive rights are waived by the holders of Class B Common Stock.

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                                   ARTICLE IX
                                   ----------
                         AMENDMENT OF PREEMPTIVE RIGHT
                         -----------------------------

     Notwithstanding anything elsewhere to the contrary, the provisions of
Article VIII of these Amended and Restated Articles of Incorporation (which relates to preemptive rights) may not be amended, deleted or modified, unless adopted by the affirmative vote of all of the corporation's then outstanding shares of common stock.

                                   ARTICLE X
                                   ---------
                          SUPERSEDE EXISTING ARTICLES
                          ---------------------------

     These Amended and Restated Articles of Incorporation take the place of and supersede the existing Amended and Restated Articles of Incorporation.

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